                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

                               September 21, 2015

       Know all by these presents, that the undersigned hereby constitutes and appoints Christopher Shackelton (the "Attorney-in-fact") as the undersigned's true and lawful attorney-in-fact to:

       1.     execute for and on behalf of the undersigned, in the undersigned's capacity as (i) a beneficial owner, director and/or a director by deputization, as applicable, of any issuer (an "Issuer") that has a class of securities registered under Section 12 of the Securities Exchange Act of 1934 (the
"Exchange Act") or (ii) the manager of any entity that is or may be a beneficial owner or a director by deputization of an Issuer with a class of securities registered under Section 12 of the Exchange Act (or as the manager of the general partner of any such entity), (a) Schedules 13D and 13G (and any amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange
Act and the rules promulgated thereunder, (b) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and (c) any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of any Issuer;

       2.     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Schedule 13D, Schedule 13G, Form 3, 4, or 5, or other form or report (or any amendment thereto), and timely file such schedule, form or report with the U.S.
Securities and Exchange Commission and any stock exchange or similar authority;
and

       3.     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-fact may approve in the
Attorney-in-fact's discretion.

       The undersigned hereby grants to the Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-fact, or the Attorney-
in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the Attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the earlier of (a) the undersigned is no longer required to file Schedules 13D and
13G and Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of any Issuer or (b) such Power of Attorney is revoked by the undersigned in a signed writing delivered to the Attorney-in-
fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/  Adam Gray
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Signature

Adam Gray
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